Exhibit 10.2
LENNOX INTERNATIONAL INC.
SUPPLEMENTAL RETIREMENT PLAN
(As Amended and Restated as of January 1, 2009)
THIS SUPPLEMENTAL RETIREMENT PLAN, made and executed in Richardson, Texas, by Lennox International Inc., a Delaware corporation (the “Company”),
WITNESSETH THAT:
WHEREAS, the Company has maintained an unfunded supplemental retirement plan known as the Lennox International Inc. Supplemental Retirement Plan (the “Plan”) to supplement the benefits provided by the Lennox International Inc. Consolidated Pension Plan to certain executives and their beneficiaries; and
WHEREAS, the Company now desires to amend and restate the Plan to make certain changes;
NOW, THEREFORE, pursuant to Section 6.2 thereof, the Plan is hereby amended and restated in its entirety to read as follows:
Article 1. Definitions
1.1 Definitions. Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise expressly provided herein, and when the defined meaning is intended the term is capitalized:
(a)	“Company” means Lennox International Inc., a Delaware corporation.

(b)	“Covered Compensation” shall have the meaning assigned to the term under the Qualified Pension Plan in effect as of December 31, 2008, had such Qualified Pension Plan not been frozen.

(c)
“Early Retirement Date” of a Participant means the earlier of (i) the first day on or after his or her 62nd birthday that he or she has completed 10 or more Years of Vesting Service, or (ii) the first day on or after his or her 55th birthday that his or her age and Years of Vesting Service total 80 or more.

(d)
“Employer” means the Company, Lennox Industries Inc., Heatcraft Inc. and any other trade or business which may subsequently adopt the Plan with the consent of the Chief Executive Officer of the Company.

(e)
“Executive” means (i) prior to January 1, 1998, any employee in the employ of an Employer assigned an executive labor grade of 8 or above, John Dugan and David Chase, (ii) during 1998 and 1999, any employee who was an Executive on December 31, 1997, and any other employee in the employ of an Employer who was a Vice President-A or who filled a position after discontinuance of the labor grade system that previously had been an executive labor grade of 8 or above, and (iii) after December 31, 1999, any employee in the employ of an Employer (A) in the position of either Chief Executive Officer or Chief Operating Officer of the Company or (B) in an Executive Vice President position reporting directly to either such officer.

(f)
“Final Average Compensation” shall have the meaning assigned to the term under the Qualified Pension Plan in effect as of December 31, 2008, had such Qualified Pension Plan not been frozen, except that in determining Final Average Compensation for purposes of this Plan (i) the dollar limitation imposed by Section 401(a)(17) of the Internal Revenue Code shall not apply, and (ii) any bonus paid to a Participant during 1991 for personal services rendered to an Employer during 1990 shall be included in determining the compensation paid to the Participant for both 1990 and 1991.

(g)	“Normal Retirement Date” of a Participant means his or her 65th birthday.

(h)	“Participant” means any individual who has become a Participant in the Plan under Article 2 and whose benefits under the Plan have not been fully distributed.

(i)	“Plan” means this Lennox International Inc. Supplemental Retirement Plan, as from time to time in effect.

(j)
“Qualified Pension Plan” means the Lennox International Inc. Consolidated Pension Plan (or any successor plan) as in effect on January 1, 2008, and as from time to time in effect thereafter, except that the supplements to the Qualified Pension Plan shall be disregarded for purposes of determining actuarial equivalence, forms of benefits and benefit commencement dates under this Plan.

(k)
“Separation from Service” means with respect to a Participant, the Participant’s separation from service (within the meaning of Section 409A of the Internal Revenue Code and the regulations and other guidance issued thereunder) with the group of employers that includes the Company and each Affiliated Company (as hereinafter defined). An employee’s Separation from Service shall be deemed to occur on the date as of which the employee and his or her employer reasonably anticipate that no further services will be performed after such date or that the level of bona fide services the employee will perform after such date (whether as an employee or an independent contractor) will permanently decrease to no more than 20% of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the employer if the employee has been providing services to the employer less than 36 months). For purposes of this definition, “Affiliated Company” shall mean any incorporated or unincorporated trade or business or other entity or person, other than the Company, that along with the Company is considered a single employer under Section 414(b) or Section 414(c) of the Internal Revenue Code.

(l)
“Specified Employee” means a Participant who is a specified employee within the meaning of Section 409A(a)(2) of the Internal Revenue Code and the regulations and other guidance issued thereunder. Specified Employees shall be identified by the Compensation and Human Resources Committee of the Board of Directors of the Company.

(m)
“Year of Credited Service” shall have the meaning assigned to the term under the Qualified Pension Plan in effect as of December 31, 2008, had such Qualified Pension Plan not been frozen, except that for purposes of determining the Years of Credited Service under this Plan of a Participant who first becomes a Participant in the Plan after January 1, 1991, any period of his or her employment before first becoming an Executive shall be disregarded.

(n)	“Year of Vesting Service” shall have the meaning assigned to the term under the Qualified Pension Plan.
Article 2. Participation
2.1 Participation. Each Executive shall become a Participant in this Plan on the later of January 1, 1991 or the date he or she becomes an Executive.
Article 3. Benefits Not Subject to Section 409A
3.1 Application of this Article. Any provision of this Article 3 to the contrary notwithstanding, this Article shall apply only to the extent of any benefits of a Participant under the Plan that are not subject to Section 409A of the Internal Revenue Code, as determined in accordance with the regulations and other guidance issued thereunder, and benefits payable to or on behalf of a Participant under this Article shall be calculated accordingly,
3.2 Normal Retirement Benefit Not Subject to Section 409A.
(a)
Eligibility. Subject to Section 3.5, a Participant shall be eligible for a normal retirement benefit under this Article 3 upon termination of employment from the Employers and their affiliates on or after his or her Normal Retirement Date.

(b)	Amount. A Participant eligible for a normal retirement benefit under this Article 3 shall be entitled to a monthly normal retirement benefit calculated as follows:

Step (1). There shall first be determined 2.0% of one-twelfth of the Participant’s Final Average Compensation.

Step (2). To the amount determined under Step (1) above, there shall be added 1.2% of one-twelfth of the excess of the Participant’s Final Average Compensation over his or her Covered Compensation.

Step (3). The sum determined under Step (2) above shall be multiplied by the Years of Credited Service (not in excess of 15) credited to the Participant at his or her termination of employment.

Step (4). From the amount thus determined, there shall be deducted the actuarial equivalence (determined in accordance with the Lennox International Inc. Pension Plan for Salaried Employees, but without regard to the Supplements thereto, as in effect on December 31, 2004) of the monthly benefit under a single-premium nontransferable single-life annuity which could be provided by the sum of (i) the vested balance in the Participant’s Employer Account in the Lennox International Inc. Profit Sharing Retirement Plan and (ii) the vested balance in the Participant’s deferred compensation account, if any, in the Lennox International Inc. Profit Sharing Restoration Plan, as of the date the Participant terminated employment.

Step (5). From the amount thus determined, there shall be deducted the monthly normal retirement benefit the Participant is entitled to receive in the form of a single-life annuity under the Qualified Pension Plan, and the remainder shall be the monthly normal retirement benefit in the form of a single-life annuity under this Plan.

(c)
Commencement. Normal retirement benefit payments under this Article 3 to a Participant shall commence at the same time that his or her normal retirement benefit payments commence under the Qualified Pension Plan, or if no normal retirement benefit payments are payable to him or her under the Qualified Pension Plan, at the earliest time such payments would commence under the Qualified Pension Plan if such payments were payable to him or her.

3.3 Early Retirement Benefit Not Subject to Section 409A.
(a)
Eligibility. Subject to Section 3.5, a Participant shall be eligible for an early retirement benefit under this Article 3 upon termination of employment from the Employers and their affiliates on or after his or her Early Retirement Date but prior to his or her Normal Retirement Date.

(b)
Amount. A Participant eligible for an early retirement benefit under this Article 3 shall be entitled to a monthly early retirement benefit calculated in the same manner as a monthly normal retirement benefit under Section 3.2(b), except that (i) prior to the deduction described in Step (5), the amount determined under Step (4) shall be reduced by 0.5% for each month (or any fraction thereof) that the Participant’s early retirement benefit under this Article commences prior to his or her 60th birthday, and (ii) instead of the monthly normal retirement benefit under the Qualified Pension Plan, there shall be deducted under Step (5) the monthly early retirement benefit the Participant is entitled to receive in the form of a single-life annuity under the Qualified Pension Plan, determined assuming that the early retirement benefit commences under the Qualified Pension Plan on the same day that the Participant’s early retirement benefit commences under this Article.

(c)
Commencement. Early retirement benefit payments under this Article 3 to a Participant shall commence on the first day of the month following the later of his or her 60th birthday or his or her termination of employment. However, in the case of a Participant who terminated employment prior to his or her 60th birthday, (i) if he or she elected to commence receiving early retirement benefit payments under the Qualified Pension Plan on some day prior to his or her 60th birthday, with the consent of the Company he or she may elect to commence receiving his or her early retirement benefit payments under this Article on that same day, or (ii) if no early retirement benefit payments are payable to him or her under the Qualified Pension Plan, with the consent of the Company he or she may elect to commence receiving his or her early retirement benefit payments under this Article on any day prior to his or her 60th birthday that early retirement benefit payments to him or her could commence under the Qualified Pension Plan if such payments were payable to him or her.

3.4 Deferred Vested Retirement Benefit Not Subject to Section 409A.
(a)
Eligibility. Subject to Section 3.5, a Participant shall be eligible for a deferred vested retirement benefit under this Article 3 upon termination of employment from the Employers and their affiliates after completion of five Years of Vesting Service but prior to his or her Early Retirement Date.

(b)
Amount. A Participant eligible for a deferred vested retirement benefit under this Article 3 shall be entitled to a monthly deferred vested retirement benefit calculated in the same manner as a monthly normal retirement benefit under Section 3.2(b), except that (i) prior to the deduction described in Step (5), the amount determined under Step (4) shall be reduced by 0.5% for each month (or any fraction thereof) that the Participant’s deferred vested retirement benefit under this Article 3 commences prior to his or her 62nd birthday, and (ii) instead of the monthly normal retirement benefit under the Qualified Pension Plan, there shall be deducted under Step (5) the monthly deferred vested retirement benefit the Participant is entitled to receive in the form of a single-life annuity under the Qualified Pension Plan, determined assuming that the deferred vested retirement benefit commences under the Qualified Pension Plan on the same day that the Participant’s deferred vested retirement benefit commences under this Article.

(c)
Commencement. Deferred vested retirement benefit payments under this Article 3 to a Participant shall commence on the first day of the month following the later of his or her 62nd birthday or his or her termination of employment. However, in the case of a Participant who terminated employment prior to his or her 62nd birthday, (i) if he or she elected to commence receiving deferred vested retirement benefit payments under the Qualified Pension Plan on some day prior to his or her 62nd birthday, with the consent of the Company he or she may elect to commence receiving his or her deferred vested retirement benefit payments under this Article on that same day, or (ii) if no deferred vested retirement benefit payments are payable to him or her under the Qualified Pension Plan, with the consent of the Company he or she may elect to commence receiving his or her deferred vested retirement benefit payments under this Article on any day prior to his or her 62nd birthday that deferred vested retirement benefit payments to him or her could commence under the Qualified Pension Plan if such payments were payable to him or her.

3.5 Form of Retirement Benefits Not Subject to Section 409A.
(a)
Single Participant. If a Participant is not married on the date his or her retirement benefit payments commence under this Article 3, his or her payments shall be made in the form of a single-life annuity, except that if he or she is entitled to early retirement benefit payments under this Article and he or she elected a temporary annuity form of payment for his or her early retirement benefit payments under the Qualified Pension Plan, with the consent of the Company he or she may elect a temporary annuity form of payment for his or her early retirement benefit payments under this Article.

(b)
Married Participant. If a Participant is married on the date his or her retirement benefit payments commence under this Article 3, his or her payments shall be made in the form of a joint and 100% survivor annuity, except that (i) if he or she has elected any other annuity form of payment for his or her retirement benefit payments under the Qualified Pension Plan, with the consent of the Company but without spousal consent he or she may elect that other form of payment for his or her retirement benefit payments under this Article, and (ii) if no retirement benefit payments are payable to him or her under the Qualified Pension Plan in an annuity form, with the consent of the Company but without spousal consent he or she may elect any other joint and survivor annuity form of payment available under the Qualified Pension Plan for his or her retirement benefit payments under this Article, or with the consent of the Company and with spousal consent he or she may elect a single-life annuity for such benefit payments.

(c)
Actuarial Equivalence. Whenever the amount of retirement benefit payments under this Article 3 is calculated in the form of a single-life annuity but such payments commence in any other annuity form, the amount so calculated shall be adjusted on the basis of actuarial equivalence (as determined in accordance with the Lennox International Inc. Pension Plan for Salaried Employees, but without regard to the Supplements thereto, as in effect on December 31, 2004) and the adjusted amount shall be the amount of the payments made in the other annuity form.

3.6 Death Benefit Not Subject to Section 409A.
(a)
Eligibility. If a Participant dies on or after either his or her Normal Retirement Date or his or her completion of five Years of Vesting Service but prior to the date his or her retirement benefit commences under this Article 3, and if either he or she had been married during the entire one-year period ending on the date of his or her death or he or she had been an Executive to whom Article 7 of the Plan as in effect on December 31, 2004, applies, his or her surviving spouse shall be eligible for a death benefit under this Article.

(b)
Amount. A surviving spouse eligible for a death benefit under this Article 3 shall be entitled to a monthly death benefit calculated as the monthly retirement benefit that would have been payable under this Article to the surviving spouse under a joint and 50% survivor annuity had the Participant (i) terminated employment on the date of his or her death (unless he or she was no longer in the employ of the Employers and their affiliates on such date), (ii) subsequently commenced receiving a deferred vested retirement benefit, early retirement benefit or normal retirement benefit, whichever would be applicable, under this Article in the form of a joint and 50% survivor annuity with his or her surviving spouse, and (iii) then died immediately thereafter. The monthly payment of the retirement benefit described in clause (ii) of the preceding sentence shall be calculated as if the Participant had survived until the commencement of a retirement benefit of the same type under the Qualified Pension Plan. Any early retirement death benefit payable to a surviving spouse shall be calculated assuming that an early retirement benefit to the Participant under the Qualified Pension Plan commenced on the day that the surviving spouse’s early retirement death benefit commences under this Article.

(c)
Commencement. Death benefit payments under this Article 3 to a surviving spouse shall be paid during the spouse’s lifetime, commencing at the time the deceased Participant would have commenced receiving the retirement benefit described in clause (ii) of Section 3.6(b). However, in the case of a retirement benefit described in clause (ii) of Section 3.6(b) that is an early retirement benefit for a Participant who died prior to his or her 60th birthday, (i) if the surviving spouse elected to commence receiving early retirement death benefit payments under the Qualified Pension Plan on some day prior to the Participant’s 60th birthday, with the consent of the Company the surviving spouse may elect to commence receiving early retirement death benefit payments under this Article on that same day, or (ii) if no early retirement death benefit payments are payable to the surviving spouse under the Qualified Pension Plan, with the consent of the Company the surviving spouse may elect to commence receiving early retirement death benefit payments under this Article on any day prior to the Participant’s 60th birthday that early retirement death benefit payments to the surviving spouse could commence under the Qualified Pension Plan if such payments were payable.

3.7 Company Consent. Whenever the consent of the Company is required under this Article 3, such consent may be given only by the Chief Executive Officer of the Company in his or her sole discretion, except that with respect to any matters relating to the benefits payable under this Article to or on behalf of the Chief Executive Officer, such consent may be given only by the Board of Directors of the Company in its sole discretion.
3.8 Lump Sum Payments of Benefits Not Subject to Section 409A.
(a)
Application of this Section. This Section 3.8 shall apply only to an Executive who on December 31, 2004, was in the group of Executives eligible to elect a lump sum payment pursuant to Article 7 of the Plan as in effect on December 31, 2004.

(b)
Lump Sum Payments to Executives. In the case of an Executive to whom this Section 3.8 applies, such Executive may make an irrevocable election in writing to receive a lump sum payment that is the actuarial equivalence of the retirement benefit payments payable (or remaining payable, if payments have commenced) to him or her and his or her spouse, if applicable, under this Article 3. If such Executive so elects, the lump sum payment shall be made in lieu of such retirement benefit payments on the following date: (i) if such Executive was in the employ of an Employer or any affiliate thereof after 2002 and was born after 1941, the later of his or her termination of employment from the Employers and their affiliates or the first anniversary date of his or her election, (ii) if such Executive was not in the employ of an Employer or any affiliate thereof after 2002 and his or her retirement benefit payments under the Plan commence on or before January 1, 2006, the later of such date or the first anniversary date of his or her election, and (iii) if such Executive was not in the employ of an Employer or any affiliate thereof after 2002 and his or her retirement benefit payments under the Plan do not commence on or before January 1, 2006, the later of January 1, 2008, or the first anniversary date of his or her election.

(c)
Lump Sum Payments after Death. A lump sum payment shall be made under this Section 3.8 with respect to an Executive who had elected to receive a lump sum payment pursuant to either Section 3.8(b) above or Article 7 of the Plan as in effect on December 31, 2004, but who is not living on the date the payment is due only if (i) the Executive died married prior to the commencement of his or her retirement benefit payments under this Article 3 (regardless of whether he or she had been married during the entire one-year period ending on the date of his or her death), (ii) the Executive died married while receiving retirement benefit payments under the Plan in the form of a joint and survivor annuity and while married to the spouse to whom he or she was married when the retirement benefit payments commenced, or (iii) the Executive died unmarried. If such Executive died married, a lump sum payment shall be made to the Executive’s surviving spouse on the date a lump sum payment was due to the Executive pursuant to Section 3.8(b), based only on the benefit payments then remaining payable to the surviving spouse. If such Executive died unmarried, a lump sum payment shall be made to the Executive’s estate on the date a lump sum payment was due to the Executive pursuant to Section 3.8(b), based on the benefit payments that would have been payable to the Executive if he or she had remained unmarried and not died.

(d)
Actuarial Equivalence. For purposes of this Section 3.8, actuarial equivalence shall be determined as of the date of the lump sum payment in accordance with the actuarial assumptions in effect under the Lennox International Inc. Pension Plan for Salaried Employees (but without regard to the Supplements thereto) as in effect on December 31, 2004, for lump sum payments and based only on the form of payments then remaining payable to the recipient and his or her spouse, if applicable.

Article 4. Benefits Subject to Section 409A
4.1 Application of this Article. Any provision of this Article 4 to the contrary notwithstanding, this Article shall apply only to the extent of any benefits of a Participant under the Plan that are subject to Section 409A of the Internal Revenue Code, as determined in accordance with the regulations and other guidance issued thereunder. In no event shall benefits payable to or on behalf of a Participant under this Article duplicate any benefits payable to or on behalf of the Participant under Article 3.
4.2 Normal Retirement Benefit Subject to Section 409A.
(a)
Eligibility. Subject to Section 4.5, a Participant shall be eligible for a normal retirement benefit under the Plan upon his or her Separation from Service on or after his or her Normal Retirement Date for any reason other than death.

(b)
Amount. A Participant eligible for a normal retirement benefit under the Plan shall be entitled to a monthly normal retirement benefit calculated as of the date of his or her Separation from Service, as follows:

Step (1). There shall first be determined 2.0% of one-twelfth of the Participant’s Final Average Compensation.

Step (2). To the amount determined under Step (1) above, there shall be added 1.2% of one-twelfth of the excess of the Participant’s Final Average Compensation over his or her Covered Compensation.

Step (3). The sum determined under Step (2) above shall be multiplied by the Years of Credited Service (not in excess of 15) credited to the Participant at his or her Separation from Service.

Step (4). From the amount thus determined, there shall be deducted the actuarial equivalence (determined in accordance with the Qualified Pension Plan) of the monthly benefit under a single-premium nontransferable single-life annuity which could be provided by the sum of (i) the vested balance in the Participant’s Employer Account under the Profit Sharing Plan portion of the Lennox International Inc. Merged Profit Sharing and 401(k) Retirement Plan and (ii) the vested balance in the Participant’s deferred compensation account, if any, in the Lennox International Inc. Profit Sharing Restoration Plan, as of the date of his or her Separation from Service.

Step (5). From the amount thus determined, there shall be deducted the monthly normal retirement benefit the Participant would have been entitled to receive in the form of a single-life annuity under the Qualified Pension Plan in effect as of December 31, 2008, had participation and benefits under such Qualified Pension Plan not been frozen, and the remainder shall be the monthly normal retirement benefit in the form of a single-life annuity under this Plan.

4.3 Early Retirement Benefit Subject to Section 409A.
(a)
Eligibility. Subject to Section 4.5, a Participant shall be eligible for an early retirement benefit under the Plan upon his or her Separation from Service on or after his or her Early Retirement Date but prior to his or her Normal Retirement Date for any reason other than death.

(b)
Amount. A Participant eligible for an early retirement benefit under the Plan shall be entitled to a monthly early retirement benefit calculated in the same manner as a monthly normal retirement benefit under Section 4.2(b), except that (i) prior to the deduction described in Step (5), the amount determined under Step (4) shall be reduced by 0.5% for each month (or any fraction thereof) that the Participant’s early retirement benefit under the Plan commences prior to his or her 60th birthday, and (ii) instead of the monthly normal retirement benefit under the Qualified Pension Plan, there shall be deducted under Step (5) the monthly early retirement benefit the Participant would have been entitled to receive in the form of a single-life annuity under the Qualified Pension Plan in effect as of December 31, 2008, had participation and benefits under such Qualified Pension Plan not been frozen, determined assuming that the early retirement benefit commences under the Qualified Pension Plan on the same day that the Participant’s early retirement benefit commences under this Article 4.

4.4 Deferred Vested Retirement Benefit Subject to Section 409A.
(a)
Eligibility. Subject to Section 4.5, a Participant shall be eligible for a deferred vested retirement benefit under the Plan upon his or her Separation from Service after completion of five Years of Vesting Service but prior to his or her Early Retirement Date for any reason other than death.

(b)
Amount. A Participant eligible for a deferred vested retirement benefit under the Plan shall be entitled to a monthly deferred vested retirement benefit calculated in the same manner as a monthly normal retirement benefit under Section 4.2(b), except that (i) prior to the deduction described in Step (5), the amount determined under Step (4) shall be reduced by 0.5% for each month (or any fraction thereof) that the Participant’s deferred vested retirement benefit under the Plan commences prior to his or her 62nd birthday, and (ii) instead of the monthly normal retirement benefit under the Qualified Pension Plan, there shall be deducted under Step (5) the monthly deferred vested retirement benefit the Participant would have been entitled to receive in the form of a single-life annuity under the Qualified Pension Plan in effect as of December 31, 2008, had participation and benefits under such Qualified Pension Plan not been frozen, determined assuming that the deferred vested retirement benefit commences under the Qualified Pension Plan on the same day that the Participant’s deferred vested retirement benefit commences under this Article 4.

4.5 Time and Form of Retirement Benefits Subject to Section 409A.
(a)
Single Participant. Except in the case of an Executive who has elected to receive a lump sum payment pursuant to Section 4.5(e), if a Participant is not married on the first day of the month following the later of his or her 62nd birthday or his or her Separation from Service, then monthly retirement benefit payments shall be made to him or her in the form of a single-life annuity.

(b)
Married Participant. Except in the case of an Executive who has elected to receive a lump sum payment pursuant to Section 4.5(e), if a Participant is married on the first day of the month following the later of his or her 62nd birthday or his or her Separation from Service, then monthly retirement benefit payments shall be made to him or her (and following his or her death to the spouse to whom he or she was married on such first day if such spouse survives him or her) in the form of a joint and 50% survivor annuity with his or her spouse as the survivor annuitant, or if the Participant so elects prior to such first day, in the form of a single-life annuity, a joint and 75% survivor annuity with his or her spouse as the survivor annuitant, or a joint and 100% survivor annuity with his or her spouse as the survivor annuitant.

(c)
Commencement of Monthly Payments. Monthly payments to a Participant under this Section 4.5 shall commence being made on the first day of the month following the later of his or her 62nd birthday or his or her Separation from Service; provided, however, that if such Participant is a Specified Employee as of the date of his or her Separation from Service, then any payments that would otherwise be made to the Participant during the first six months following his or her Separation from Service shall be accumulated and paid on the first day of the seventh month after the date of his or her Separation from Service (or if earlier, the first day of the month after his or her death). If a Participant dies while payments are being accumulated pursuant to the preceding sentence, the accumulated payments shall be paid to his or her surviving spouse, if any, or if none, to his or her estate.

(d)
Actuarial Equivalence. Whenever the amount of retirement benefit payments under this Article 4 is calculated in the form of a single-life annuity but such payments commence in any other annuity form, the amount so calculated shall be adjusted on the basis of actuarial equivalence (as determined in accordance with the Qualified Pension Plan) and the adjusted amount shall be the amount of the payments made in the other annuity form.

(e)
Lump Sum Payments. This subsection (e) shall apply only to an Executive (A) in the position of either Chief Executive Officer or Chief Operating Officer of the Company or (B) in an Executive Vice President position reporting directly to either such officer. An Executive to whom this subsection applies may elect in writing on or before the later of (i) the last day prior to the commencement of his or her participation in the Plan or (ii) December 31, 2008, to have any retirement benefits payable under the foregoing provisions of this Article 4 to or on behalf of such Executive paid on the first day of the month following his or her Separation from Service in a lump sum payment that is the actuarial equivalence of any such benefits; provided, however, that if such Executive is a Specified Employee as of the date of his or her Separation from Service, then any such payment shall be made on the first day of the seventh month after the date of his or her Separation from Service (or if earlier, the first day of the month after his or her death). An Executive who elected a lump sum payment pursuant to Article 7 of the Plan as in effect on December 31, 2004, and whose Separation from Service occurred before January 1, 2008, shall be deemed to have made the election described in this subsection. If an Executive entitled to receive a lump sum payment pursuant to this subsection dies after his or her Separation from Service but prior to the date such payment is made, such payment shall be made to his or her surviving spouse, if any, or if none, to his or her estate. For purposes of this subsection, actuarial equivalence shall be determined as of the first day of the month following the month in which the Executive’s Separation from Service occurs in accordance with the actuarial assumptions in effect under the Qualified Pension Plan for lump sum payments.

4.6 Death Benefit Subject to Section 409A.
(a)
Eligibility. Upon the death of a Participant after either his or her Normal Retirement Date or his or her completion of five Years of Vesting Service, a death benefit shall be payable under this Article 4 (i) in the case of a Participant who had been an Executive to whom Section 4.5(e) applies and who had made the lump sum payment election provided for therein, if he or she died prior to the first of the month following his or her Separation from Service, or (ii) in the case of any other Participant, if he or she had been married during the entire one-year period ending on the date of his or her death and he or she died prior to the first day of the month following the later of his or her 62nd birthday or his or her Separation from Service.

(b)
Amount. Except as provided in subsection (d) of this Section, a surviving spouse of a Participant for whom a death benefit under this Article 4 is payable shall be entitled to a monthly death benefit calculated as the monthly retirement benefit that would have been payable under this Article 4 to the surviving spouse under a joint and 50% survivor annuity had the Participant (i) had a Separation from Service on the date of his or her death (unless he or she had an earlier Separation from Service), (ii) subsequently commenced receiving a deferred vested retirement benefit, early retirement benefit or normal retirement benefit, whichever would be applicable, under the Plan in the form of a joint and 50% survivor annuity with his or her surviving spouse, and (iii) then died immediately thereafter. The monthly payment of the retirement benefit described in clause (ii) of the preceding sentence shall be calculated as if the Participant had survived until the commencement of a retirement benefit of the same type under the Qualified Pension Plan. Any early retirement death benefit payable to a surviving spouse shall be calculated assuming that an early retirement benefit to the Participant under the Qualified Pension Plan commenced on the day that the surviving spouse’s early retirement death benefit commences under this Article 4.

(c)
Commencement. Except as provided in subsection (d) of this Section, death benefit payments under the Plan to a surviving spouse shall be paid during the spouse’s lifetime, commencing at the time the deceased Participant would have commenced receiving the retirement benefit described in clause (ii) of Section 4.6(b), disregarding any delay in payment required for a Specified Employee.

(d)
Lump Sum Payments. A lump sum payment of any death benefit payable under this Section 4.6 shall be made on behalf of an Executive who had elected to receive a lump sum payment pursuant to Section 4.5(e). If such Executive died married (regardless of whether he or she had been married during the entire one-year period ending on the date of his death), a lump sum payment shall be made to the Executive’s surviving spouse on the first day of the month following the Executive’s death, based only on the actuarial equivalence (determined in accordance with Section 4.5(e)) of the death benefits payable under subsection (b) of this Section to the Executive’s surviving spouse. If such Executive died unmarried, a lump sum payment shall be made to the Executive’s estate on the first day of the month following the Executive’s death, based on the actuarial equivalence (determined in accordance with Section 4.5(e)) of the retirement benefit payments that would have been payable to the Executive under this Article 4 if he or she had not died but otherwise had a Separation from Service on the date of his death.

4.7 Payment Election Changes. Prior to January 1, 2009, a Participant may make a new election with respect to the form of payment under this Article 4, provided that such election complies with the transition relief requirements for changing a payment election prescribed by the Internal Revenue Service in Notice 2007-86 (or in any other applicable guidance issued by the Internal Revenue Service). After December 31, 2008, any change by a Participant with respect to the time or form of payment under this Article shall become effective (i) not earlier than the date that is 12 months after the filing of such change and (ii) only if the date for the payment or commencement of payments being elected is at least five years after the date as of which such benefit otherwise would have been paid or commenced being paid in the absence of such change, where for this purpose annuity payments shall be treated as a single payment. Any election or change under this Section shall be made by a Participant on a form prescribed by and filed with or as directed by the Management Committee.
Article 5. General Benefits Provisions
5.1 Continuation of Normal Retirement Benefit. If a Participant receiving a normal retirement benefit under the Plan dies survived by a spouse and/or minor children prior to attaining the age of 70 years, and if such Participant was receiving such benefit in the form of a single-life annuity, the monthly normal retirement benefit payments that had been payable to him or her under the Plan shall be continued to such spouse and/or minor children until the date the Participant would have attained the age of 70 years.
5.2 Continuation of Early or Deferred Vested Retirement Benefit. If a Participant receiving either an early retirement benefit or a deferred vested retirement benefit under the Plan dies survived by a spouse and/or minor children prior to attaining the age specified in the following table that corresponds to such Participant’s age at the commencement of such benefit, and if he or she was receiving such benefit in the form of a single-life annuity, the monthly retirement benefit payments that had been payable to him or her under the Plan shall be continued to such spouse and/or minor children until the date the Participant would have attained the age specified in the following table that corresponds to his or her age at the commencement of such benefit:

Benefit Commencement Age	Participant’s Age
62 or less	64
63	66
64	68

5.3 Employment Agreement. Any provision of this Section 5.3 to the contrary notwithstanding, no provision of this Section shall apply to the extent such application would cause any benefits under the Plan to be subject to the tax imposed under Section 409A of the Internal Revenue Code. The benefits provided under this Plan to any Executive who has entered into a Change of Control Employment Agreement with his or her Employer shall be adjusted in accordance with the terms of that Agreement. Any terms of a Change of Control Employment Agreement that apply to increase an Executive’s age shall apply for all purposes under this Plan, including without limitation an acceleration in the commencement date of the Executive’s benefit payments. If such an acceleration causes the Executive’s retirement benefit under this Plan to commence before his or her corresponding retirement benefit under the Qualified Pension Plan may commence, the deduction provisions in Step (5) of Section 3.3(b) shall apply using whatever retirement benefit may commence under the Qualified Pension Plan at the time the retirement benefit commences under this Plan (or if no retirement benefit may commence under the Qualified Pension Plan at that time, using the retirement benefit that may commence earliest under the Qualified Pension Plan, but without any adjustment in the amount of the retirement benefit payable under the Qualified Pension Plan to reflect the different commencement dates).
Article 6. Financing
6.1 Financing. The benefits under the Plan shall be paid out of the general assets of the Employers. The benefits shall not be funded in advance of payment in any way. This Article shall be subject to the terms of the Grantor Trust Agreement dated November 16, 2000, by and between the Company and Wachovia Bank N.A., as from time to time in effect, but such terms shall not apply to the extent they would cause any benefits under the Plan to be subject to the tax imposed under Section 409A of the Internal Revenue Code.
6.2 No Trust Created. No provision of the Plan and no action taken under the Plan shall create or be construed to create either a trust of any kind or a fiduciary relationship between the Employers and any Participant, spouse of a Participant or any other person.
6.3 Unsecured Interest. No Participant shall have any interest whatsoever in any specific asset of the Employers. To the extent that any person acquires a right to receive payments under the Plan, the right shall be no greater than the right of any unsecured general creditor of the Employers.
Article 7. Administration
7.1 Administration. The Plan shall be administered by the Company. The Management Committee, which shall be appointed by and serve at the pleasure of the Chief Executive Officer of the Company, shall be authorized to construe and interpret all of the provisions of the Plan, to adopt rules and practices concerning the administration of the same and to make any determinations necessary hereunder, which shall be binding and conclusive on all parties. The Plan is intended to provide compensation and benefits that are not subject to the tax imposed under Section 409A of the Internal Revenue Code and shall be interpreted and administered to the extent possible in accordance with such intent. The Company may appoint one or more persons from members of management whose functions shall be to act for the Company in the administration of the Plan and to establish rules and regulations for such administration.

7.2 Expenses. The cost of payments from the Plan and the expenses of administering the Plan shall be borne by the Employers.
7.3 Tax Withholding. Each Employer may withhold, or require the withholding, from any payment which it is required to make, any federal, state or local taxes required by law to be withheld with respect to such payment and such sum as the Employer may reasonably estimate as necessary to cover any taxes for which the Employer may be liable and which may be assessed with regard to such payment. Upon discharge or settlement of such tax liability, the Employer shall distribute the balance of such sum, if any, to the Participant for whose payment it was withheld, or if such Participant is then deceased, to the surviving spouse or estate of such Participant, whichever is applicable. Prior to making any payment hereunder, each Employer may require such documents from any taxing authority, or may require such indemnities or surety bond as the Employer shall reasonably deem necessary for its protection.
7.4 Claims Procedure. If any person (hereinafter called the “Claimant”) feels that he or she is being denied a benefit to which he or she is entitled under the Plan, such Claimant may file a written claim for said benefit with the Management Committee. Within 60 days of the receipt of such claim (or within 120 days of the receipt of such claim if special circumstances require an extension of the time for processing the claim, in which event the Management Committee or its designated representative will furnish the Claimant with a written notice indicating the special circumstances and the time by which a determination with respect to the claim will be made), the Management Committee or its designated representative shall determine and notify the Claimant as to whether he or she is entitled to such benefit. Such notification shall be in writing and, if denying the claim for benefit, shall set forth the specific reason or reasons for the denial, make specific reference to the pertinent provisions of the Plan, and advise the Claimant that he or she may, within 60 days of the receipt of such notice, in writing request the Management Committee to review such denial. In connection with such request for review, the Claimant and/or his or her duly authorized representative may examine copies of any relevant documents and submit information and comments in writing to support the granting of the benefit being claimed. The final decision of the Management Committee with respect to the claim being reviewed shall be made within 60 days following the receipt of the Claimant’s request for review unless special circumstances require an extension of time for reviewing the claim, in which event (i) the Management Committee or its designated representative will furnish a written notice of such extension to the Claimant, and (ii) the final decision of the Management Committee shall be made as soon as possible but in no event later than 120 days after the receipt of the Claimant’s request for review. The Management Committee shall in writing notify the Claimant of its final decision, again specifying the reasons therefor and the pertinent provisions of the Plan upon which such decision is based. The final decision of the Management Committee with respect to a claim shall be conclusive and binding upon the Claimant and all other parties having or claiming to have an interest in such claim.

Article 8. Miscellaneous
8.1 Nontransferability. In no event shall an Employer make any payment under the Plan to any assignee or creditor of a Participant or his or her spouse. Prior to the time of a payment under the Plan, a Participant or his or her spouse shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under the Plan, nor shall rights be assigned or transferred by operation of law (except pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Internal Revenue Code).
8.2 Amendment or Termination. The Board of Directors of the Company or the Compensation and Human Resources Committee of said Board of Directors shall have the right and power at any time and from time to time to amend this Plan, in whole or in part, and at any time to terminate this Plan; provided, however, that (i) no such amendment or termination shall reduce the benefits accrued to an Executive under this Plan on the date of such amendment or termination, or further defer the due date of any payment of such benefits, without the consent of the affected Executive, and (ii) no such amendment or termination shall impair any election available to an Executive to receive a lump sum payment under Article 3 or 4 or reduce the actuarial equivalence of such lump payment unless such amendment or termination is approved by the Board of Directors of the Company or its Compensation and Human Resources Committee.
8.3 Superseded Plan Benefits. Except as provided in Section 3.8 of this Plan, if a participant in the Lennox Industries Inc. Supplemental Retirement Plan retired from Lennox Industries Inc. prior to January 1, 1991, any supplemental retirement benefit payments to which he or she and his or her spouse may be entitled shall be governed solely by the provisions of that plan as in effect on the date he or she retired.
8.4 Employment Noncontractual. The establishment of the Plan shall not enlarge or otherwise affect the terms of any Executive’s employment with his or her Employer, and any Employer may terminate the employment of an Executive as freely and with the same effect as if the Plan had not been established.
8.5 Applicable Law. This instrument shall be construed in accordance with and governed by the internal laws (and not the principles relating to conflicts of laws) of the State of Texas to the extent not superseded by the laws of the United States.
IN WITNESS WHEREOF, this amended and restated Plan has been executed this _____ day of ______, 2008, to be effective as of January 1, 2009.

LENNOX INTERNATIONAL INC.

By:
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